Exhibit 10.2 Exclusive Agency, Distribution and Marketing Agreement
between RMF Global, Inc. and Mr. Ko-Myung Kim.

                 EXCLUSIVE LICENSE AND MANUFACTURING AGREEMENT

This Agreement is effective as of November 25, 2002, (referred to herein as the
"Agreement") by and between Ko-Myung Kim, a citizen of the country of Korea with his principal place of business at 20-7 Chung-Dong, Kwacheon City, Korea, and
RMF Global, Inc., a corporation organized under the laws of the State of
Pennsylvania with an address of 223 North Main Street, Pittsburgh, Pennsylvania
15215.

RECITALS:

WHEREAS, Ko-Myung Kim represents that he is the exclusive owner, inventor, manufacturer and licensor of a patented and proprietary technology relating to a low density foamed polyethylene product known variously as Buoytex and/or
Eliotex, hereinafter referred to as the Eliotex Technologies; and

WHEREAS, RMF Global desires to develop, use, sell and market various products and uses of the Eliotex Technologies including but not limited to swimsuits, pillows and sleeping bags; and

WHEREAS, RMF Global wishes to exclusively license the Eliotex Technologies of
Ko-Myung Kim, and Ko-Myung Kim desires to grant to RMF Global an exclusive license to develop, use, sell, and market all applications of the Eliotex
Technologies;

WHEREAS, Ko-Myung Kim is engaged in the manufacture of Eliotex and desires to exclusively manufacture and supply Eliotex to RMF Global for use in amounts sufficient to meet the needs of RMF Global; and

WHEREAS, RMF Global desires to purchase Eliotex from Ko-Myung Kim from time to time as needed by RMF Global as set forth herein.

WITNESSETH, in exchange for good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

1.01. Eliotex. "Eliotex" means low density foamed polyethylene product known variously as Buoytex and/or Eliotex.

1.02. Eliotex Technologies. "Eliotex Technologies" means all of Ko-Myung Kim 's interest in any proprietary information, patents, inventions, developments, trade secrets, know-how whether present or future, relating to all applications of the Eliotex Technologies for all commercial, industrial, governmental and other uses without limitation.

1.03. Eliotex Products. "Eliotex Products" means any item containing or made from Eliotex or made using the Eliotex Technologies including but not limited to swimsuits, cushions, pillows, sleeping bags, caps, hats and clothing items.

1.04. Effective Date. This Agreement is effective when duly signed by the parties hereto.

1.05. Territory. "Territory" means all countries in the world other than Korea and Japan.

1.06. Non-Territory. "Non-Territory" means Korea and Japan.

1.07. Ko-Myung Kim. "Ko-Myung Kim" means Ko-Myung Kim, his affiliates or any individuals, corporations or other institutions to which Ko-Myung Kim's ownership and/or rights to, of or in the Eliotex Technologies has been transferred or assigned.

           ARTICLE II - GRANT OF LICENSE, EXCLUSIVE RIGHT TO PURCHASE
                     AND EXCLUSIVE AGREEMENT TO MANUFACTURE

2.01. Ko-Myung Kim grants to RMF Global the exclusive, unlimited, irrevocable right and license, with the right to grant sublicenses to third parties, to purchase, use, develop, commercialize, market, have marketed, sell and have sold, manufacture and have manufactured products related to or utilizing Eliotex or the Eliotex Technologies whether present or future, in the Territory.

The License granted hereunder includes, but is not limited to the following
Patents:
                  Country                   Patent Number
                  United States               6,083,999
                  Republic of Korea            97-35969

2.02. Ko-Myung Kim further grants to RMF Global the exclusive rights to any current or future inventions, improvements, discoveries, patent applications and letters of patent which Ko-Myung Kim now controls and owns or hereafter may own or control and which relate to the Eliotex Technologies and to all information and documents which Ko-Myung Kim now owns or controls, or hereafter may own or control and which relate to the Eliotex Technologies.

2.03. The use of Eliotex and the Eliotex Technologies in the Non-Territory shall be limited to manufacture of the Eliotex products in Korea and Japan and not for the purpose of reselling product in bulk or for use in the manufacture or retail of any product outside Korea and Japan.

2.04. Ko-Myung Kim will pay all applicable patent expenses and filing fees in all jurisdictions relating to the Eliotex Technologies whether present or in the future.

2.05. Patent Rights. Ko-Myung Kim represents and warrants that the patents relating to the Eliotex Technologies are valid and enforceable in the Territory, that he is the sole and exclusive owner thereof in the Territory, that he has the full right, power, and authority to enter into this Agreement and to grant the rights, licenses and privileges hereby granted to RMF Global, and to perform all of his obligations hereunder.

2.06. Ko-Myung Kim shall inform RMF Global of any and all improvements, changes and information relating to the Eliotex Technologies as soon as practical after that information is made available to Ko-Myung Kim. This includes the status of all Eliotex related research and development efforts by Ko-Myung Kim or any of his affiliates. All improvements, changes and information shall be promptly incorporated as part of this Agreement.

2.07. Ko-Myung Kim shall furnish to RMF Global, or its nominees, all information required by RMF Global to commercialize and exploit Eliotex and the Eliotex
Technologies. Ko-Myung Kim shall not reveal the Eliotex Technologies or any information to any other person without the written approval of RMF Global.

2.08. Ko-Myung Kim shall promptly notify RMF Global if he learns of any infringement of any patent rights respecting or pertaining to the patents or
Technology licensed hereunder or of any unauthorized use of the Technology by any third party.

2.09. Ko-Myung Kim agrees to defend, at his own expense, all infringement suits that may be brought against RMF Global or its sublicenses based on or related to the manufacture, use, sale, or marketing of products based on or using the patents, information, or trademarks pertaining to Eliotex or the Eliotex
Technologies. In the event any information is brought to the attention of
Ko-Myung Kim that others are infringing any of the rights granted pursuant to this Agreement, Ko-Myung Kim shall, at his own expense, diligently prosecute all such infringers. In any of the foregoing suits, RMF Global may, at Ko-Myung
Kim's expense, be represented by counsel of its own choice.

2.10. Ko-Myung Kim agrees to exclusively manufacture and sell Eliotex to RMF
Global in such quantities as requested by RMF Global from time to time and that he will not, other than in the Non-Territory as provided herein, grant any rights to use, purchase, market, license, distribute, sell, give away, or deliver to any other person, firm or entity, any materials manufactured by him relating to, using, arising or made from, containing, or competing with Eliotex, a product similar to Eliotex or the Eliotex Technologies during the term of this
Agreement.

2.11. Ko-Myung Kim shall provide RMF Global amounts of Eliotex in sufficient quantities to fill the orders placed by RMF Global to meet all size, width and other specifications as may be requested by RMF Global.

2.12. RMF Global may at its option trademark and utilize the names or variations of the names Eliotex and/or Buoytex in those areas in which it conducts its business operations, and Ko-Myung Kim shall permit no other individual, entity or organization to make use of said trademarks. Ko-Myung Kim shall not obtain any trademarks, grant or use any tradenames that are similar to any names used by RMF Global or RMF Global's sub-licensees.

          ARTICLE III - DELIVERY, PAYMENT AND MINIMUM ORDER OF ELIOTEX

3.01. Ko-Myung Kim shall promptly deliver to RMF Global within twenty-eight (28)
days of receiving an order from RMF Global, at RMF Global's place of business, all Eliotex ordered by RMF Global. RMF Global shall pay for said order within 30 days of delivery to RMF Global's facilities. All orders placed by RMF Global shall be placed by telephone or written facsimile order. The costs of shipping of all Eliotex product by Ko-Myung Kim to RMF Global shall be paid by RMF Global and the risk of loss from the facilities of Ko-Myung Kim to the facilities of
RMF Global shall be borne by RMF Global.

3.02. RMF Global shall pay $.60 USD per meter for all Eliotex ordered from
Ko-Myung Kim. This price shall remain $.60 USD per meter for a period of ten
(10) years from the date of execution of this Agreement. Thereafter said price shall be adjusted for subsequent ten (10) year terms at a price increase of no more than twelve percent (12%) per ten (10) year term. The price paid by RMF
Global for Eliotex shall remain the same for each ten (10) year term.

3.03. RMF Global shall order Eliotex from Ko-Myung Kim from time to time as needed and shall not be required to purchase any minimum amount of Eliotex during the term of this Agreement and RMF Global is not required to make any minimum annual payment to Ko-Myung Kim. However, should RMF Global place an order, any quantity ordered must be a minimum of 55,000 meters of Eliotex.

3.04. On all Sublicensee Payments received by RMF Global from third party
Sublicensees, RMF Global shall not pay any fees to Ko-Myung Kim.

                               ARTICLE IV - TERM

4.01. This Agreement shall be in full legal force and effect for an initial term of ten (10) years from the date of execution hereof. RMF Global shall have the option to renew this Agreement for up to four (4) successive terms of ten (10)
years each by giving Notice to Ko-Myung Kim of its intention to so renew not less than ninety (90) days prior to the expiration of the then-current term.

      ARTICLE V - REPRESENTATIONS, WARRANTIES AND COVENANTS OF KO-MYUNG KIM

5.01. Ko-Myung Kim represents that he is the inventor, exclusive manufacturer, sole owner, holder, holder in due course of all right, title and interest to and in Eliotex and the Eliotex Technologies.

5.02. Ko-Myung Kim represents that any prior licenses granted by him have been lawfully rescinded, terminated and/or revoked and have no further force or effect.

5.03. Ko-Myung Kim represents that he has the capacity and unlimited ability to manufacture said product in quantities sufficient to meet the requirements of
RMF Global as they currently exist and as they may exist and expand in the future.

5.04. Ko-Myung Kim has the sole and exclusive lawful authority to enter into this Agreement and to grant the exclusive license and other rights granted hereunder and to manufacture products made from or using Eliotex or the Eliotex
Technologies. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will not violate any other agreement, any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, binding upon or effecting
Eliotex, the Eliotex Technologies or any rights granted to RMF Global hereunder.

     ARTICLE VI - COVENANTS, REPRESENTATIONS, AND OBLIGATIONS OF RMF GLOBAL

6.01. RMF Global agrees to use its good faith best efforts to market and distribute new and existing markets and applications for Eliotex and the Eliotex
Technologies.

6.02. Authority to Execute and Perform Agreements. RMF Global Inc. has the full legal right and power and all authority and approval required to enter into, execute, and deliver this Agreement, and the transactions contemplated hereby, and to perform fully the obligations thereunder.

                            ARTICLE VII -TERMINATION

7.01. This Agreement may be terminated by either party upon an event of default, as specified herein, which default remains uncured not less than thirty (30)
days after Notice thereof by the non-breaching party to the breaching party.
This Agreement may be terminated by either party upon the dissolution, bankruptcy or liquidation of the other party, at the discretion of the party whose operations are not being impaired.

                 ARTICLE VIII - ARBITRATION TO RESOLVE DISPUTES

8.01. The parties acknowledge that the logistics of their locations in various continents makes the litigation of any dispute a potentially lengthy, time consuming and expensive process. In order to minimize the expense and difficulty of resolving disputes, the parties agree to utilize their best efforts to resolve said disputes amicably. In the event a dispute does not prove amenable to amicable resolution, the parties agree to submit the dispute to binding arbitration. The arbitrators shall operate under the auspices of and in accordance with the rules of the American Arbitration Association, which shall to the maximum extent possible permit the parties to participate in said proceedings without requiring their actual physical presence. Each side shall select an arbitrator, with the two arbitrators to select a third from among a list of arbitrators acceptable to the parties. The party which prevails in said arbitration shall recover its costs from the non-prevailing party in a percentage to be determined by the arbitrators. No appeal of a decision of the arbitrators shall be allowed absent an allegation of fraud or collusion on the part of the arbitrators. The laws of the United States shall govern in any dispute, and venue for any said dispute shall be Allegheny County, Pennsylvania,
USA.

                          ARTICLE IX - INDEMNIFICATION

9.01. The parties agree that in the event one of the parties hereto is subjected to liability or exposure as a result of an allegation of fault, negligence, breach of contract, breach of duty, error, act of commission or act of omission of the other, the party whose action or lack thereof gave rise to the potential liability shall indemnify and hold harmless the other for all costs associated with the defense of any such claim or suit, and shall be exclusively liable for the payment of any award entered attendant thereto.

                        ARTICLE X - INTEGRATED AGREEMENT

10.01. The parties agree that this Agreement represents the entire agreement of the parties as to its terms, and that no modification hereof shall be given legal force or effect without the prior written consent of the parties hereto.

                ARTICLE XI - FACSIMILE AND COUNTERPART ORIGINALS

11.01. The parties agree that a facsimile copy of this Agreement shall be given the same legal force and effect as a hard copy original. The parties further agree that they shall execute this Agreement in counterpart originals, which shall each contain the signature of one of the parties hereto and shall in the aggregate constitute the signature page of the instant Agreement.

                       ARTICLE XII - PROVISIONS SURVIVING

12.01. In the event that a court of competent jurisdiction shall invalidate any term or provision of this Agreement, the remaining terms shall survive unaffected and in full force and effect.

                             ARTICLE XIII - NOTICES

13.01. Any Notice required or referenced herein shall be deemed given when affixed with a postage cancellation reflecting its deposit in the general mails of the country of origin or the date of its deposit with a licensed common carrier. All such Notices shall be directed to the parties at the addresses set forth above.

                         ARTICLE XIV - EFFECT OF WAIVER

14.01. No waiver whether express or implied, of any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent breach of that term, condition or obligation, or any other term, condition or obligation of this Agreement of the same or different nature.

                      ARTICLE XV - SUCCESSORS AND ASSIGNS

15.01. This Agreement shall inure to the benefit of the successors or assigns of the Parties.

                        ARTICLE XVI - COMPLETE AGREEMENT

16.01. This document comprises the entire Agreement with respect to the subject matter hereof and supersedes all negotiations, representations and warranties, commitments, offers, contracts and writings prior to the date of this Agreement.
Otherwise, the Parties to this Agreement are not to be bound by any representations, warranties or agreements other than those set forth herein or in a written amendment to this Agreement hereinafter entered into by the Parties and duly executed by each party. Nothing stated in this Agreement shall be construed against the drafting party solely because of the submission of this
Agreement to the other party.

                           ARTICLE XVII - ASSIGNMENT

17.01. This Agreement may be assigned by RMF Global. This Agreement may not be assigned by Ko-Myung Kim without the express written consent of RMF Global.

In witness whereof, the Parties have executed this Agreement on March 2, 2003 intending to be legally bound.

RMF Global, Inc.

/s/Joseph Riccelli
-------------------------------------
by: Joseph Riccelli, President

/s/Ko-Myung Kim
--------------------------------------
by: Ko-Myung Kim